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                                                                     Exhibit 3.1


                           ARTICLES OF INCORPORATION


         ARTICLE I:        Name: The name of the Corporation is JAGGED EDGE
                                  MOUNTAIN GEAR, INC.

         ARTICLE II: Capitalization. The total number of shares of capital stock which the common stock which the Corporation is authorized to issue is fifty million (50,000,000) and the par value of each share of such common stock is one-tenth of one cent ($.001) for an aggregate par value of fifty thousand dollars ($50,000). The total number of shares of preferred stock which the Corporation is authorized to issue is ten million (10,000,000) and the par value of each share of such preferred stock is one-tenth of one cent ($.001) for an aggregate par value of ten thousand dollars ($10,000). The voting powers, designations, preferences and relative, participating, optional or other rights, if any, and the qualifications, limitations or restrictions, if any, of the preferred stock, in one or more series, shall be fixed by one or more resolutions providing for the issuance of such stock adopted by the Corporations board of directors (the Board of Directors), in accordance with the provisions of the Colorado Business Corporation Act and the Board of Directors is expressly vested with authority to adopt one or more such resolutions.

         ARTICLE III: Registered Office and Registered Agent. The address of the Corporation's registered office in the State of Colorado is 52 Pilot Knob Lane, P.O Box 2514, Telluride, CO 81435. The name of the registered agent of the Corporation at such address is Margaret A. Quenemoen.

         ARTICLE IV: Initial Principal Office. The address of the Corporation's initial principal office in the State of Colorado is 52 Pilot Knob Lane, P.O Box 2514, Telluride, CO 81435.

         ARTICLE V: Incorporator. The name and mailing address of the incorporator was M. Jack Duksin, (now deceased) 239 N. Davis PO Box 1204, Telluride CO 81435. The powers of the incorporator terminated upon filing of these Articles of Incorporation.

         ARTICLE VI: Nature of Purpose of Business. The nature of the business of the Corporation to be conducted, or purposes for which the corporation is organized, or the purposes promoted by the Corporation, which shall include the authority to engage in any lawful act or activity for which corporations may be organized under the Colorado Business Corporation Act, and to have all the general powers granted to corporations thereunder, whether granted mercantile, retail, wholesale, industrial, investing and trading business in all its branches; to devise, invent, manufacture, fabricate, assemble, install, service, maintain, alter, buy, sell, import, export, license as licenser or licensee, lease as lessor or lessee, distribute, job, enter into, negotiate, execute, acquire, and assign contracts in respect of, acquire, receive, grant and assign licensing arrangements, options, franchises, and other rights in respect of, and generally deal in and with, at wholesale and retail, as principal, and as sales, business, special, or general agent, representative, broker, factor, merchant, distributor jobber, advisor, and in any other lawful capacity, goods, wares, merchandise, commodities, and unimproved, improved, finished, processed, and other real, personal, and mixed property of any and all kinds, together with the components, resultants, and byproducts thereof; to acquire by purchase or otherwise own, hold, lease, mortgage, sell, or otherwise dispose of, erect, construct, make, alter, enlarge, improve, and to aid or subscribe toward the construction, acquisition, or improvement of any factories, shops, storehouses, buildings, and commercial and retail establishments of every character, including all equipment, fixtures, machinery, implements, and supplies necessary, or incidental to, or connected with, any of the purposes or business of the corporation; and generally to perform any and all acts connected therewith or arising therefrom or incidental thereto, and all acts proper or necessary for the purpose of the business.

         ARTICLE VII: Directors. (a) The number of directors of the Corporation shall be subject to the Corporation's bylaws (the Bylaws), provided however, the number of directors of the Corporation may not be fewer than two, unless the Corporation has fewer than two stockholders, in which case the number of directors may not be fewer than the number of stockholders. The Board of directors is authorized to make, alter or repeal the Bylaws or any provision thereof, provided, however, that any such alteration or repeal shall be adopted by the affirmative vote of at least two-thirds (2/3) of the directors then in office at a meeting of the Board of Directors for that purpose or by written resolution setting forth and declaring advisable such alteration or repeal. The names of the directors who shall act until the first meeting of stockholders or until their successors are duly elected and qualified are Paula Quenemoen and Margaret Quenemoen.

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         (b)      If there shall be more than one director, the directors
shall be classified, in respect solely to the time for which they shall severally hold office, by dividing them into three classes (two classes if there are only two directors), each such class to be as nearly as possible equal in number of directors to each other class. If there are three or more directors; (i) the first term of office of directors of the first class shall expire at the first annual meeting after their election, and thereafter such terms shall expire on each three year anniversary of such date; (ii) the term of office of the directors of the second class shall expire on the one year anniversary of such one year anniversary; and (iii) the term of office of the directors of the third class shall expire on the two year anniversary of such two year anniversary of the first annual meeting after their election, and thereafter such terms shall expire on each three year anniversary of such two year anniversary. If there are two directors: (i) the first term of office of directors of the first class shall expire at the first annual meeting after their election, and thereafter such terms shall expire on each two year anniversary of such date; and (ii) the term of office of the directors of the second class shall expire on the one year anniversary of the first annual meeting after their election, and thereafter such terms shall expire on each two year anniversary of such one year anniversary. If there is one director, the term of office such director shall expire at the first annual meeting after this election. At each succeeding annual meeting, the stockholders of the Corporation shall elect directors for a full term or the remainder thereof, as the case may be, to succeed those whose terms have expired. Each director shall hold office for the term for which elected and until his or her successor shall be elected and shall qualify, or until he or she shall resign or be removed as set forth below.

         (c) Any directors, any class of directors or the entire Board of Directors may be removed from office by stockholder vote at anytime, without assigning any cause, buy only if the holders of not less that two-thirds (2/3) of the outstanding shares of capital stock of the Corporation entitled to vote upon election of directors, voting together as a single class, shall vote in favor of such removal.

         ARTICLE VIII: Liability of Directors. No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided however, that the foregoing clause shall not eliminate or limit the liability of a director for the following: (i) any breach of such director's duty of loyalty to the Corporation or its stockholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under applicable provisions of the Colorado Business Corporations Act; or (iv) any transition from which such director derived an improper personal benefit.

         ARTICLE IX: No Preemptive rights. No holder of any of the shares of any class of the corporation shall be entitled as a right to subscribe for, purchase, or otherwise acquire any shares of any class of the corporation proposes to issue or any rights or options which the corporation proposes to grant for the purchase of shares of any class of the corporation or for the purchase of any shares, bonds, securities, or obligations of the corporation which are convertible into or exchangeable for, or which carry any rights to subscribe for, purchase, or otherwise acquire shares of any class of the corporation; and any and all of such shares, bonds, securities, or obligations of the corporation, whether now or hereafter authorized or created, may be issued, or may be reissued if the same have been reacquired and if their reissue is not prohibited, and any and all of such rights and options may be granted by the Board of Directors to such individuals and entities, and for such lawful considerations, and on such terms, as the Board of Directors in its discretion may determine, without first offering the same, or any thereof, to any said holder.

         ARTICLE X: Duration. The duration of the Corporation shall be perpetual.

         ARTICLE XI: Indemnification. The Corporation, by action of the Board of Directors, may indemnify its directors, officers, agents and/or employees to the fullest extent permitted by the Colorado Business Corporation Act, as such law is amended from time to time.

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         ARTICLE XII:      Amendments. Any amendment hereof shall be made and
effected only as follows; (a) the Board of Directors shall adopt such amendment by the affirmative vote of at least two-thirds (2/3) of directors then in office at a meeting of the Board of Directors called for that purpose or by written resolution which sets forth and declared advisable the proposed amendment, and the Board of Directors shall either call a special meeting of the stockholders entitled to vote in respect thereof for consideration of such amendment or direct that the proposed amendment be considered at the next annual meeting of stockholders; (b) such amendment shall thereafter be submitted for consideration by the stockholders at such special or annual meeting; and (c) each such proposed amendment shall be approved by the affirmative vote of two-thirds (2/3) of the outstanding shares of each class and series, if any, of capital stock of the Corporation entitled to vote thereon.

         ARTICLE XIII: Cumulative Voting. Cumulative voting of shares of stock is not desired or authorized.



         I, THE UNDERSIGNED, being the incorporator herein before named, for the purpose of forming a corporation pursuant to the Colorado Business Corporation Act, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein states are true, and accordingly have hereunto set my hand this 31st day of July, 1997.


                                                          /s/ M. Jack Duksin
                                                          Incorporator

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CONSENT OF INITIAL REGISTERED AGENT

         The undersigned person hereby consents to appointment as the initial registered agent of the corporation named in Article I of the annexed Articles of Incorporation.


                                                 /s/ Margaret A. Quenemoen
                                                     Margaret A. Quenemoen


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